As filed with the Securities and Exchange Commission on March 16, 2007

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-0503640
(State or Other Jurisdiction	(IRS Employer Identification No.)
of Incorporation or Organization)

40 Enterprise Boulevard

Bozeman, Montana 59718-9300

(Address of Principal Executive Offices) (Zip Code)

RIGHTNOW TECHNOLOGIES, INC. 2004 EQUITY INCENTIVE PLAN
RIGHTNOW TECHNOLOGIES, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Greg R. Gianforte	Copies of all communications to:
Chief Executive Officer	Parker A. Schweich, Esq.
RightNow Technologies, Inc.	Jason R. Wisniewski, Esq.
40 Enterprise Boulevard	Dorsey & Whitney LLP
Bozeman, Montana 59718-9300	38 Technology Drive, Irvine, CA 92618
(Name and Address of Agent For Service)	(949) 932-3600
(406) 522-4200
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee

Common stock, $0.001 par value, issuable pursuant to RightNow Technologies, Inc. 2004 Equity Incentive Plan	1,000,000 shares	$16.12	$16,120,000	$494.88

Common stock, $0.001 par value, issuable pursuant to RightNow Technologies, Inc. 2004 Employee Stock Purchase Plan	100 shares	$16.12	$1,612	$0.05

TOTAL	1,000,100 shares		$16,121,612	$494.93

(1)             Calculated pursuant to General Instruction E to Form S-8.  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)             Estimated based upon the average of the high and low sales prices per share of the Registrant’s common stock on March 12, 2007, as reported on the NASDAQ Global Market, solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended.

PREFATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,100 shares of Common Stock of RightNow Technologies, Inc. for issuance under the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan (the “Plans”).  The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 24, 2004 (File No. 333-118515), April 26, 2005 (File No. 333-124329) and November 11, 2006 (File No. 333-138543), relating to the Plans, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

RightNow Technologies, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed under File No. 000-31321 with the Securities and Exchange Commission (the “Commission”):

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on March 14, 2007; and

(b)                                 The description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 27, 2004, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Dorsey & Whitney LLP, Great Falls, Montana, Irvine, California and Minneapolis, Minnesota.  Dorsey & Whitney LLP and certain of its partners and associates beneficially own approximately 9,111 shares of the Registrant’s common stock.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 000-31321), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

4.2

Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004.

4.3	Amended and Restated Bylaws of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-31321) filed on January 25, 2006.

5.1	Opinion and Consent of Dorsey & Whitney LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	2004 Equity Incentive Plan. Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004.

99.2

Forms of agreements under the 2004 Equity Incentive Plan. Incorporated by reference to Exhibits 10.13, 10.14 and 10.15 to the Registrant’s Annual Report on Form 10-K (File No. 000-31321) filed on March 31, 2005 and Exhibits 10.20 and 10.21 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31321) filed on May 10, 2006.

99.3	2004 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bozeman, State of Montana, on this 15th day of March, 2007.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Greg R. Gianforte
Greg R. Gianforte,
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of RightNow Technologies, Inc. does hereby constitute and appoint Greg R. Gianforte and Susan J. Carstensen, and each of them, or their substitute or substitutes, his or her true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute and file any and all instruments, documents or exhibits which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments, documents or exhibits filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signauture	Title	Date

/s/ GREG R. GIANFORTE	Chairman, Chief Executive Officer,	March 15, 2007
Greg R. Giantforte	and President (Principal
Executive Officer)

/s/ SUSAN J. CARSTENSEN	Chief Financial Officer,	March 15, 2007
Susan J. Carstensen	Vice President, Treasurer and
Assistant Secretary (Principal Financial
and Accounting Officer)

/s/ RICHARD E. ALLEN	Director	March 15, 2007
Richard E. Allen

/s/ GREGORY M. AVIS	Director	March 15, 2007
Gregory M. Avis

/s/ ROGER L. EVANS	Director	March 15, 2007
Roger L. Evans

/s/ WILLIAM J. LANSING	Director	March 15, 2007
William J. Lansing

/s/ MARGARET L. TAYLOR	Director	March 15, 2007
Margaret L. Taylor

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A (File No. 000-31321), together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

4.2

Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004.

4.3	Amended and Restated Bylaws of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-31321) filed on January 25, 2006.

5.1	Opinion and Consent of Dorsey & Whitney LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	2004 Equity Incentive Plan. Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004.

99.2

Forms of agreements under the 2004 Equity Incentive Plan. Incorporated by reference to Exhibits 10.13, 10.14 and 10.15 to the Registrant’s Annual Report on Form 10-K (File No. 000-31321) filed on March 31, 2005 and Exhibits 10.20 and 10.21 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-31321) filed on May 10, 2006.

99.3	2004 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-118515) filed on August 24, 2004.